EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. ss.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Elixir Gaming Technologies, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Clarence Chung and Andy Tsui, the Chief Executive Officer and Vice President Finance (Principal Financial Officer) of the Company, respectively, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/Clarence Chung	Dated:	March 30, 2009
Clarence Chung
Title:	Chief Executive Officer, Principal Executive Officer

By:	/s/Andy Tsui	Dated:	March 30, 2009
Andy Tsui
Title:	Vice President Finance, Principal Financial Officer

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.